UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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GreenHunter Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1048 Texan Trail

Grapevine, TX 76051

Notice of Annual Meeting of Stockholders

To our Stockholders:

You are hereby notified that our 2013 Annual Meeting of Stockholders of GreenHunter Resources, Inc. (the “Company”) will be held at our corporate offices located at 1048 Texan Trail, Grapevine, Texas 76051, on Wednesday, December 18, 2013, at 10:00 A.M., Central Time (CST) for the following purposes:

(1)	To elect two (2) Directors for a term of three (3) years or until their respective successors are duly qualified and elected;

(2)	To ratify certain restricted stock grants to independent board members;

(3)	To ratify the appointment of Hein & Associates as the Company’s independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 2013; and

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed Thursday, October 24, 2013, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only holders of record of GreenHunter Resources, Inc.’s Common Stock, par value $.001 per share are entitled to vote on all matters coming before the meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the meeting will be maintained in the Company’s offices at 1048 Texan Trail, Grapevine, Texas 76051 for ten days prior to the meeting.

Your vote is important. The voting stock of the Company should be represented as fully as possible at the meeting. The enclosed proxy is solicited by the Board of Directors of the Company. Whether or not you plan to attend the meeting in person, please mark, execute, date and return the enclosed proxy in the envelope provided, which requires no postage if mailed within the United States. The return of the enclosed proxy will not affect your right to vote in person if you do attend the meeting. If your shares are held in a street name by a broker or bank, you will need to obtain a written proxy from the broker, bank or other nominee holding your shares to be able to vote at the meeting.

By Order of the Board of Directors

Grapevine, Texas	Gary C. Evans
October 24, 2013	Chairman

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held December 18, 2013. The proxy statement and annual report to stockholders are available at: www.greenhunterresources.com and www.shareholdervote.info

GreenHunter Resources, Inc.

1048 Texan Trail

Grapevine, TX 76051

PROXY STATEMENT

The proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Stockholders, which will be held on Wednesday, December 18, 2013, at 10:00 A.M., Central Time (CST), at our corporate offices located at 1048 Texan Trail, Grapevine, Texas 76051, or any adjournment thereof.

We anticipate that this proxy statement, proxy card and our annual report on Form 10-K will be available on or before October 24, 2013.

RECORD DATE AND VOTING SECURITIES OUTSTANDING

Our Board of Directors has fixed the record date for the annual meeting as of the close of business on, October 24, 2013. Holders of the Company’s Common Stock, at the close of business on the record date will be entitled to one vote per share on all proper business brought before the Meeting. At the close of business on October 24, 2013, the record date fixed for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding 33,586,497 shares of the Company’s Common Stock, $.001 par value (the “Common Stock”).

VOTING OF SECURITIES

A proxy card is included with this statement. In order to be valid and acted upon at the annual meeting, your proxy card must be received by the secretary of GreenHunter Resources, Inc. or by the transfer agent, Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, Texas, 75034, before the time set for the holding of the meeting or any adjournment thereof.

If you submit a proxy, you may revoke it any time prior to the meeting, or if you attend the meeting personally, you may revoke your proxy at that time and vote in person. In addition, you may revoke your proxy by any later dated proxy. A later dated written proxy may be deposited at either our registered office or our principal place of business, at any time up to the time of the meeting, or with the Chairman of the meeting on the day of the meeting. However, you should note that your mere presence at the meeting will not constitute a revocation of a previously submitted proxy. If your shares are held in a street name by a broker or bank, you will need to obtain a written proxy from the broker, bank or other nominee holding your shares to be able to vote at the meeting.

The presence at the Meeting, in person or by proxy, of the holders of a majority of such outstanding shares will constitute a quorum. All matters brought before the Meeting will be decided by a majority of the shares represented in person or by proxy. Stockholders do not have cumulative voting rights in the election of directors. If you do not wish to vote for a particular nominee, you must clearly identify such nominee on your proxy card. We will include abstentions in the vote totals, which means that they have the same effect on each proposal as a negative vote. However, broker non-votes, if any, will not be included in the vote totals and therefore will not have any effect.

The Board of Directors does not intend to bring any matter before the meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. However, if any other matters properly come before the meeting, then the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment in such matters. If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted “FOR” the nominees of the Board of Directors and “FOR” the remaining proposal(s). Our Board has designated Gary C. Evans and/or Morgan F. Johnston to serve as proxies.

PERSONS MAKING THE SOLICITATION

We will bear all the costs incurred in the preparation and mailing of the proxy, proxy statement, notice of annual meeting and annual report. In addition to solicitation by mail, our directors, officers or employees may solicit proxies by personal interviews, telephone or other means of communication. If they do so, these individuals will not receive any special compensation for these services. We may also retain a proxy solicitor to assist us with the distribution and solicitation of proxies for the meeting at our expense.

PROPOSAL I.

ELECTION OF DIRECTORS

The Bylaws of the Company divide the Board of Directors into three (3) classes of Directors serving staggered three-year terms, with one class to be elected at each Annual Meeting. The Board of Directors has currently set the number of board members at five. There are two members in the Class I director group, one member in the Class II director group and two members in the Class III director group.

At this year’s meeting two (2) Directors from the Class I director group are to be elected for a term of three (3) years, to hold office until the expiration of their term in 2016 or until successors shall have been qualified and elected. The terms of the remaining Directors will continue as indicated below.

The shares represented by proxies, returned duly executed, will be voted, unless otherwise specified, in favor of the (2) nominees for the Board of Directors named below. The nominees are now serving as Directors.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE (2) NOMINEES AS DIRECTORS OF THE COMPANY.

The names, ages, offices held, period of time served as a director and the principal occupation of each person nominated for election as a director are as follows:

Class	Name	Age	Offices Held	Director Since
I	Jonathan D. Hoopes	46	Director, President and COO	October 2009
I	Ronald H. Walker (1)(3)	76	Director	November 2007
II	Julie E. Silcock (1)(2)	57	Director	January 2013
III	Gary C. Evans	56	Chairman and CEO	December 2006
III	Roy E. Easley (2)(3)	54	Director	February 2012

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating/Corporate Governance Committee

Directors

Class I Directors

Jonathan D. Hoopes – Director, Interim CEO, President and COO

Mr. Hoopes has served as a Director, President and Chief Operating Officer of the Company since October 1, 2009. Mr. Hoopes has served as the Interim CEO since January 2013. Mr. Hoopes is a fifteen-year veteran of Wall Street who has spent most of his professional career in the investment banking and financial services industry with a focus on the traditional and renewable energy sectors as well as the information technology sector. He has served in various capital markets, investment banking, and equity research roles at Goldman Sachs, Deutsche Bank, and UBS in London, Hong Kong and New York. Most recently, Mr. Hoopes served as Managing Director at Think Equity, LLC where he led two teams of research analysts in the alternative energy and technology sectors. Mr. Hoopes has also provided cross-border strategic advisory services to clients in the energy technology and renewable energy sectors. He holds an MBA in International Finance from the Wharton School and an MA in East Asian Studies from the University of Pennsylvania.

Ronald H. Walker – Director

Ronald H. Walker has been a director of the company since November 1, 2007. Mr. Walker currently serves as the President of the Richard Nixon Foundation. Prior to his retirement in 2001, Mr. Walker was a senior partner with Korn/Ferry International, the world’s largest executive search firm, for over 20 years. At Korn/Ferry, Mr. Walker’s client base included the Fortune 100 companies. Mr. Walker’s extensive record of government services includes Special Assistant to the President of the United States from 1969 to 1972 where he was the founder and first director of the White House Advance Office. In this position, he was responsible for planning and coordinating all Presidential travel both domestic and international. Those visits included all 50 states and 25 countries. He personally directed the preparations for the President’s historic trips to the People’s Republic of China and Russia.

President Nixon appointed Mr. Walker the 8th Director of the National Park Service in December 1972 where he served until 1975. In this position, he was charged with the preservation and care of the country’s 300 National Park System areas encompassing 300 million acres of land. He administered a budget of $350 million and managed 15,000 employees who served the 230 million people that visit America’s parklands annually.

Mr. Walker previously served as a consultant to the White House Personnel Office. He has also served as a senior advisor to four Presidents and on Special Diplomatic assignments abroad. In addition, he has served as a senior advisor to nine Republican Conventions, highlighted by his Chairmanship and position of CEO of the 1984 Republican National Convention held in Dallas, Texas. At the request of President Ronald Reagan, he also chaired the 50th Presidential Inauguration.

Mr. Walker has served on numerous Boards, both public and private, including being a public sector member of the United States Olympic Committee (USOC), the National Collegiate Athletic Association (NCAA), Kennedy Center, Vice Chair of the President’s Council on Physical Fitness and Sports, past chairman of the Freedom’s Foundation at Valley Forge, the National Park Foundation, Grand Teton National Park Foundation, Ford’s Theatre, and Vice Chairman of the Bicentennial of the U.S. Constitution.

Mr. Walker is a distinguished graduate from the University of Arizona with a BA in Government and American History. He also served in the US Army reaching the rank of Captain.

Our Board of Directors recommends that stockholders vote FOR the foregoing directors. Unless otherwise directed by a proxy marked to the contrary, it is the intention of management to vote proxies FOR the election of the foregoing nominees as directors.

Class II Director

Julie E. Silcock – Director

Ms. Silcock has been a director of the Company since January 8, 2013. Ms. Silcock is Managing Director and Co-Head of Houlihan Lokey’s Investment Banking practice in the Southwest and Southeast regions of the U.S. She has more than 25 years of experience advising companies on M&A, equity and debt capital market transactions, private debt and equity placements, and high-yield offerings for growth-oriented companies across all industries. She joined Houlihan Lokey in March 2009 to expand its client coverage through her broad and deep relationships with CEOs and business leaders in these regions. Ms. Silcock is based in the Dallas office.

Before joining the firm, Ms. Silcock was Founder, Managing Director, and Head of Southwest Investment Banking for Citigroup Global Markets Inc. from 2000 to early 2009. From 1997 to 2000, she was a Managing Director with Donaldson, Lufkin & Jenrette’s Investment Banking Practice in Dallas, where she executed the full range of transactions for clients in the industrial, business and financial services, energy, consumer, technology, and media and telecom sectors. From 1989 to 1997, she was a Senior Managing Director at Bear Stearns & Co. in Dallas, where she focused on growth-oriented companies in the Southwest and Southeast. During the course of her career, she has led teams on initial and a series of subsequent capital market and M&A transactions for companies that have reached significant scale, including Affiliated Computer Services, Inc. (now part of Xerox Corp.), Aleris International, Inc. (taken private by TPG Capital), Brightstar Corp., Cinemark, Inc., Compaq Computer Corp. (now part of Hewlett-Packard Co.), Dean Foods Co., Outdoor Systems (now part of Clear Channel Communications Inc.), Ubiquitel, Inc. (Sprint affiliate sold to Sprint Nextel Corp.), and United Insurance Co. (now part of Aon PLC). Ms. Silcock began her career at Credit Suisse Group in New York in the Mergers and Acquisitions Group.

Ms. Silcock graduated cum laude with a B.A. from Princeton University and earned an MBA from the Stanford Graduate School of Business. She remains active with both Princeton and Stanford (Co-Chairman of Stanford’s 25th Reunion Fundraising Campaign in 2010), and is on the Board of the United States Ski and Snowboard Association, which supports Olympic athletes. She was formerly on the Board of Mesa Airlines, a publicly traded company. She is currently a member of Women Corporate Directors (WCD), an organization of women who serve on public company Boards.

Class III Directors

Gary C. Evans – Chairman

Gary C. Evans is the Chairman and founder of GreenHunter Resources. Mr. Evans served as the Company’s President from inception until October 1, 2009 and as its CEO from inception until January 2013. Mr. Evans has been Chairman and Chief Executive Officer of Magnum Hunter Resources Corporation (NYSE: MHR) since May 2009.

During twenty years ending in April 2005, Mr. Evans served as Chairman, President and Chief Executive Officer of Magnum Hunter Resources, Inc. (a New York Stock Exchange listed company) and Chairman and Chief Executive Officer of all of the Magnum Hunter subsidiaries since their formation or acquisition dating back to 1985. Mr. Evans founded the predecessor company, Hunter Resources, Inc., that was merged into and formed Magnum Hunter Resources, Inc. until its merger with Cimarex Energy, Inc. (NYSE: XEC) during June 2005 in a $2.2 billion transaction. Magnum Hunter Resources, Inc. was in the business of exploration and production of crude oil and natural gas. From 1978 to 1985, Mr. Evans was employed in the banking profession and was associated with the Mercantile Bank of Canada, where he held various positions including Vice President and Manager of the Energy Division of the Southwestern United States, and BancTexas, N.A. f/k/a/ National Bank of Commerce.

Mr. Evans currently serves as a Director of Novavax, Inc., a NASDAQ listed pharmaceutical company. Mr. Evans serves as an Individual Trustee of TEL Offshore Trust, a publicly listed oil and gas trust. Mr. Evans also serves on the Board of Advisors of the Maguire Energy Institute at Southern Methodist University. Mr. Evans was recognized by Ernst and Young as the Southwest Area 2004 Entrepreneur of the Year for the Energy Sector and was subsequently inducted into the World Hall of Fame for Ernst & Young Entrepreneurs.

Roy E. Easley – Director

Mr. Easley has served as a Director of the Company since February 2012. Mr. Easley has over 32 years of business development and executive management experience in the oil and natural gas exploration and production industry. Mr. Easley is the Vice President – Exploration and Development for Bopco, L.P. Previously, Mr. Easley served in various roles with Hunt Oil Company including Senior Vice President of Hunt’s U.S. Exploration, U.S. Exploration and Production and Gulf Coast/Gulf of Mexico operations. Prior to Hunt, Mr. Easley was Director of Business Development for Chieftain International where he was responsible for acquisitions as well as assisting the Chief Operating Officer in management of the Company’s Gulf of Mexico business activities. Mr. Easley was also associated with Tana Oil and Gas Corporation and he began his career with Exxon Company USA after graduating from the University of Texas at Austin with a Bachelor of Science Degree in Geological Sciences. Mr. Easley is a member of IPAA and recently served as Vice President and Director of the Dallas Petroleum Club

PROPOSAL II.

RATIFICATION OF RESTRICTED STOCK GRANTS TO INDEPENDENT DIRECTORS

During 2009, the Board of Directors first made a determination to defer any future cash payments for acting as a board member until such time as the Company’s achieved successful operations. The independent directors received their compensation for acting as a Board member in restricted common stock of the Company for 2009, 2010, 2011 and 2012. On June 14, 2013, because of the continued hard work and dedication of the independent board members in assisting the Company in overcoming its struggles during a difficult economic environment, the Board approved all independent board members to receive a restricted stock grant in lieu of receiving their annual cash retainer amounts for fiscal year 2013. The independent members of the Board are entitled to receive an annual cash retainer of $50,000 per year, or $12,500 per quarter. The number of shares to be received for the fourth quarter of 2012 was calculated based upon the closing price of the Company’s stock on the last trading day of 2012. The number of shares to be received for all amounts earned for the first three quarters of 2013 was calculated based upon the Company’s closing common stock price as of the Board meeting date for the first quarter of 2013 and as of the last day of the quarter for the second and third quarters of 2013.

The Board believed that the overall objective for our restricted stock grants was to provide an equitable and competitive means to compensate our outside directors for their contribution to our long-range success while aligning the interests of our directors with the interests of our stockholders, by linking the long-term value of the compensation to stockholder returns.

Two independent Directors, Roy E. Easley and Ronald H. Walker, shall receive the following amount of restricted common shares in lieu of receiving their cash retainer fees for the fourth quarter of 2012 and the first three quarters of 2013: Roy E. Easley – 45,272 shares and Ronald H. Walker – 45,272 shares. Julie Silcock, elected January 8, 2013 shall receive 36,711 shares.

Each director understands that: (i) the shares of common stock have not been registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, (b) sold, assigned or transferred pursuant to an exemption from such registration, provided that upon the request of the Company, the officer delivers to the Company an opinion of counsel, in a form reasonably acceptable to the Company, confirming the availability of such exemption, or (c) the director provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

The restricted stock grant to independent board members requires the affirmative vote of a majority of the votes cast at the annual meeting.

Our Board of Directors recommends that you vote “FOR” the ratification of the restricted stock grants to independent directors. Proxies will be so voted unless stockholders specify otherwise in their proxies.

PROPOSAL IV.

INDEPENDENT PUBLIC ACCOUNTANTS

It is the recommendation of our Audit Committee to appoint the firm of Hein & Associates as independent auditors of the Company for its fiscal year ended December 31, 2013, and is submitting such selection to the Company’s stockholders for their ratification. The Board recommends that such appointment be approved by the stockholders. The affirmative vote of a majority of the shares of Common Stock present or represented at the meeting is necessary to ratify the appointment of Hein & Associates. A representative of Hein & Associates is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. If the foregoing proposal is not approved, or if Hein & Associates declines to act or otherwise becomes incapable of performing, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent accountants whose appointment for any period subsequent to fiscal year 2013 will be subject to approval by the stockholders at the 2014 Annual Meeting.

Principal Accounting Fees and Services

	For the Year Ended December 31,
	2012	2011
Audit (a)	$393,600	$186,800
Audit related fees (b)	58,955	—
Tax preparation fees	—	—
All other fees	—	—
TOTAL	$452,555	$186,800

(a)	Includes fees paid to Hein & Associates LLP for our annual audit and quarterly reviews and services in connection with our filing of registration statements.
(b)	Includes fees paid to Hein & Associates LLP for audit services related to acquisitions.

The Audit Committee generally makes recommendations to the Board of Directors regarding the selection of the independent registered accounting firm, reviews the independence of such accountants, approves the scope of the annual audit, approves the rendering of any material non-audit services by the independent accountants, approves the fee payable to the independent accountants and reviews the audit results. The Audit Committee approves all fees paid to our principal accountants.

Based on the recommendation of our Audit Committee, our Board of Directors recommends that stockholders vote FOR the appointment of Hein & Associates LLP as auditor. Unless otherwise directed by a proxy marked to the contrary, it is the intention of management to vote proxies FOR the appointment of Hein & Associates LLP as auditor.

CORPORATE GOVERNANCE

The business, property and affairs of the Company are managed by the Chief Executive Officer and Chief Operating Officer under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for overall performance and direction of the Company, but is not involved in the day-to-day operations. Members of the Board keep informed of the company’s business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with the Chief Executive Officer and other officers.

The Board has adopted corporate governance guidelines that addresses significant issues of corporate governance and set forth the procedures by which the Board carries out its responsibilities. Among the areas addressed by the guidelines are director qualifications and responsibilities, Board committee responsibilities, selection and election of directors, director compensation and tenure, director orientation and continuing education, access to management and independent advisors, succession planning and management development, board meetings and board and committee performance evaluations. The Board’s Nominating/Corporate Governance committee is responsible for assessing and periodically reviewing the adequacy of these guidelines.

The guidelines provide that at least a majority of the members of the Board must be independent as required by NYSE MKT corporate governance listing standards. The Board has affirmatively determined that all directors, with the exception of Mr. Gary C. Evans, Chairman, and Mr. Jonathan D. Hoopes, Interim CEO, President and COO, qualify as independent directors under these standards based on its review of all relevant facts and circumstances.

The Company also has an audit committee established in accordance with the requirements of the NYSE MKT and the Securities Exchange Act of 1934, as amended. As the Company qualifies as a smaller reporting company, the audit committee is currently comprised of two independent directors: Ms. Julie E. Silcock, Chairman, and Mr. Ronald H. Walker. The Board of Directors has also determined that Ms. Silcock qualifies as an audit committee financial expert as defined in item 401(h) of Regulation S-K. No member of the Audit Committee serves on the audit committees of more than two other public companies.

Code of Conduct and Ethics

We have a code of conduct and ethics that applies to its officers, employees and directors. This code assists employees in resolving ethical issues that may arise in complying with our policies. Our senior financial officers are also subject to the code of ethics for senior financial officers. The purpose of these codes is to promote, among other things:

•	ethical handling of actual or apparent conflicts of interest;

•	full fair and accurate and timely disclosure in filings with the Securities and Exchange Commission and other public disclosures;

•	compliance with the law and other regulations;

•	protection of the Company’s assets;

•	insider trading policies; and

•	prompt internal reporting of violations of the codes.

Both of these codes are available on our website at www.greenhunterresources.com. We will provide these codes free of charge to stockholders who request them. Any waiver of these codes with respect to officers and directors of the company may be made only by the Board of Directors and will be disclosed to stockholders on our website, along with any amendments to these codes.

Communication with the Board

The Board has approved the process that stockholders or other interested parties may use in contacting the members of the Board. All parties wishing to communicate with the Board should address letters to:

GreenHunter Resources, Inc.

Attention: Corporate Secretary

1048 Texan Trail

Grapevine, Texas 76051

In addition, interested parties may e-mail the corporate secretary at: mjohnston@greenhunterresources.com. All such communications will be forwarded by the Secretary directly to the Board.

Identification of Director Candidates

Our Nominating/Corporate Governance Committee is responsible for identifying and reviewing director candidates to determine whether they qualify for and should be considered for membership on the Board. The Committee seeks candidates from diverse business and professional backgrounds with outstanding integrity, achievements, judgment and other skills and experience that will enhance the Board’s ability to serve the long-term interests of stockholders. Members of the Board will be asked to submit recommendations when there is an opening or anticipated opening for a director position. The Nominating/Corporate Governance Committee may also use outside sources or third parties to find potential Board member candidates, and similarly may use the services of outside sources or a third party to identify, evaluate or assist in identifying or evaluating nominees brought to their attention.

The Nominating/Corporate Governance Committee will also consider director candidates recommended by the stockholders. For the 2014 annual meeting of stockholders, any such recommendation should be submitted in writing on or before April 30, 2014, to permit adequate time for review by the Committee. The recommendation should also provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications, the candidate’s consent to being considered as a nominee, and a way to contact the candidate to verify his or her interest and to gather further information, if necessary. In addition, the stockholder should submit information demonstrating the number of shares he or she owns. Stockholders may send recommendations for director candidates to the address listed above under “Communication with the Board.” Stockholders who wish to nominate an individual to the Board must follow the advance notice and other requirements of the Company’s Bylaws.

BOARD MEETINGS, ATTENDANCE AND COMMITTEES

The Board met five times during the year ended December 31, 2012, including telephone meetings. All directors attended at least 75% of the meetings held. The Board took all other actions by unanimous written consent during 2012. In addition, all directors attended at least 75% of all meetings of each of the committees on which they served. Mr. Evans, Chairman of the Board, acts as chairman of each Board meeting.

The Company’s non-management directors, which are all of the Board members other than Mr. Evans and Mr. Hoopes, meet at regularly scheduled executive sessions without management. The non-management directors at each meeting determine by vote who shall serve as the presiding director at those executive sessions. Persons wishing to communicate with the non-management directors may do so by writing to them at the corporate headquarters in care of the Secretary, marked Privileged and Confidential.

The Company encourages the directors to attend, but does not have a policy that all of the directors must be present at the annual meeting of stockholders. The Board has an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee.

Audit Committee Report

The following is the report of the Audit Committee for the year ended December 31, 2012.

Management is responsible for the Company’s financial reporting process and systems of internal control. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The primary purpose of the Audit Committee is to monitor and oversee these processes, the independence and performance of the Company’s independent auditors and the Company’s internal audit function. It assists the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including oversight of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements and the Company’s legal compliance and ethics programs as established by management and the Board. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose if deemed necessary. The specific responsibilities of the Audit Committee are set forth in the Charter of the Audit Committee, which was adopted by the Audit Committee on February 13, 2008 and which can be found on our website, www.greenhunterresources.com under the “Corporate Governance” link.

The Audit Committee has established procedures for the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by calling the Company’s confidential employee hotline number disclosed on the Company’s website: www.greenhunterresources.com.

The Audit Committee met four times in 2012 and 2013 concerning activities related to fiscal 2012 matters. The following is a report on the Audit Committee’s activities relating to the fiscal year 2012 activities:

The Audit Committee:

i.	Reviewed and discussed with the Company’s management, the Company’s audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission (the “Commission”);

ii.	Discussed with the independent auditors the matters required to be discussed pursuant to Statement of Auditing Standards No. 61 (“SAS 61”), as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements; and

iii.	Received written disclosures and a letter from the independent auditors required by the Independence Standards Board No. 1 (“ISB Standard No. 1”) (which relates to the auditor’s independence from the Company and its affiliates) and discussed with Hein & Associates LLP, the auditor’s independence from the Company. These discussions included a review of all audit and non-audit services provided by the independent auditors to the Company.

Based on the review and discussion referred to above, the Audit Committee made a recommendation to the Board of Directors that the Company’s audited financial statements be approved and included in the Company’s annual report on Form 10-K for year ended December 31, 2012 filed with the Commission.

Audit Committee:

Julie E. Silcock

Ronald H. Walker

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is comprised of two independent, non-employee Directors. The two members of the Committee are Roy E. Easley, Chairman, and Ronald H. Walker, and both are independent under the NYSE MKT corporate governance listing standards. The Committee’s responsibilities include the following: (i) general corporate oversight, including oversight of the evaluation of the performance of the Board; (ii) identify and interview individuals qualified to become Board members and recommend such individuals to the Board for selection as director nominees for the next annual meeting of stockholders and/or to fill any existing vacancies as they may occur from time to time among the directors; (iii) develop and recommend to the Board a set of corporate governance principles and guidelines applicable to the Company; (iv) develop and recommend to the Board a code of business conduct and ethics applicable to the Company; and (v) develop and recommend to the Board a code of ethics for senior financial officers applicable to the Company’s principal executive officer, principal financial officer, and principal accounting officer or persons performing similar functions. The Committee met one time in 2012.

The specific responsibilities of the Nominating/Corporate Governance Committee are identified in the Committee’s charter, which is available on the Company’s website at www.greenhunterresources.com under the “Corporate Governance” link.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for recommending the types and levels of compensation for executive officers of the Company. The Committee is comprised of two independent, non-employee Directors. Following thorough review and approval by the Committee, decisions relating to executive compensation are reported to and approved by the full Board of Directors. The Compensation Committee, currently composed of Roy E. Easley, Chairman and Julie E. Silcock, makes recommendations to the Board of

Directors regarding compensation for the Company’s executive officers and administers the Company’s Stock Option Plan. The Compensation Committee met one time in 2012 regarding compensation matters for the Company related to fiscal year 2012.

The following table sets forth all compensation for the fiscal years ended 2012 and 2011 awarded to, earned by or paid to executive officers of the Company.

Summary Compensation Table.

Name and Principal Position	Year	Salary ($)		Deferred Comp ($)	Stock Awards ($)	Option Awards ($)		All Other Comp ($)*	Total ($)
Gary C. Evans —	2012	426,561	**		103,275	974,905		12,000	1,516,741
Chairman	2011	—		212,000		584,247	****	12,000	808,247
Jonathan D. Hoopes —	2012	294,231			19,230	243,726		12,000	569,187
President and COO	2011	254,807				233,699	****	12,000	500,506
David S. Krueger —	2012	436,616	**		81,750	97,490		5,076	620,939
VP and CFO	2011	65,384		140,674		58,425	****	2,942	267,425
Morgan F. Johnston —	2012	243,155			16,076	97,490		9,230	365,951
Sr. VP, General Counsel and Secretary	2011	203,846				87,637	****	9,173	300,656

*	This column represents the employees’ car allowance for the applicable year.
**	Mr. Evans’ compensation for 2012 includes $212,000 of deferred compensation from 2011. Mr. Krueger’s compensation for 2012 includes $140,674 of deferred compensation from 2011.
***	Mr. Evans received a stock option grant for 1,000,000 shares, vesting upon completion of certain performance criteria at an exercise price of $1.65 on February 13, 2012. Mr. Hoopes received a stock option grant for 250,000 shares, vesting upon completion of certain performance criteria at an exercise price of $1.65 on February 13, 2012. Mr. Krueger received a stock option grant for 100,000 shares, vesting over a three year period at an exercise price of $1.65 on February 13, 2012. Mr. Johnston received a stock option grant for 100,000 shares, vesting over a three year period at an exercise price of $1.65 on February 13, 2012.
****	Mr. Evans received a stock option grant for 1,000,000 shares, vesting over a three year period at an exercise price of $0.90 on April 6, 2011. Mr. Hoopes received a stock option grant for 400,000 shares, vesting over a three year period at an exercise price of $0.90 on April 6, 2011. Mr. Krueger received a stock option grant for 100,000 shares, vesting over a three year period at an exercise price of $0.90 on April 6, 2011. Mr. Johnston received a stock option grant for 150,000 shares, vesting over a three year period at an exercise price of $0.90 on April 6, 2011.

Outstanding Equity Awards at Fiscal Year-End

The following non-incentive stock options were outstanding to the below named executives at December 31, 2012:

Name	Number of Securities underlying unexercised options exercisable	Number of Securities underlying unexercised options unexercisable	Price ($/sh)		Expiration Date
Gary C. Evans, Chairman	352,000	—	18.91		February 13, 2018
	1,000,000	—	1.96		August 26, 2019
	333,333	666,667	0.90		April 6, 2021
		1,000,000	1.65		February 13, 2022
Jonathan D. Hoopes, President and COO	100,000	100,000	1.41		December 11, 2019
	133,333	266,667	0.90		April 6, 2021
	—	250,000	1.65		February 13, 2022
David S. Krueger , Vice President and CFO	550,000	—	5.00	*	May 5, 2017
	110,000	—	18.91		February 13, 2018
	300,000	—	1.96		August 26, 2019
	33,333	66,667	0.90		April 6, 2021
	—	100,000	1.65		February 13, 2022
Morgan F. Johnston, Sr. Vice President, General Counsel and Secretary	500,000	—	5.00	*	May 5, 2017
	110,000	—	18.91		February 13, 2018
	300,000	—	1.96		August 26, 2019
	50,000	100,000	0.90		April 6, 2021
	—	100,000	1.65		February 13, 2022

*	There was no public market for our common shares on the date of grant of the option. Accordingly, the amounts set out in this column are based upon the fair market value per common share as estimated by us as at the date of grant of the option, which was $5.00.

Director Compensation

The following compensation was paid to our independent members of the board of directors for the year ended December 31, 2012:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Roy E. Easley *	—	43,956	97,490	141,446
Ronald D. Ormand**	—	50,000	—	50,000
Ronald H. Walker**	—	50,000	—	50,000

*	Mr. Easley was not elected to the Board until February 14, 2012.
**	The Board of Directors has deferred any cash compensation payments for acting as a Board member until the Company’s performance has improved. However, Board members are receiving restricted stock payments in lieu of their annual retainer payment. Mr. Ormand, Mr. Walker and Mr. Easley received 70,731 shares of restricted common stock. The number of shares each director received was based on the market price of the stock on the date the retainer was earned.

For fiscal 2013, our directors (other than members of our management) will be entitled to receive an annual retainer of $50,000, payable quarterly, plus $1,000 per meeting of our board of directors, $500 per meeting of a committee of the board attended or $250 if such board member attends a board or committee meeting by telephone. These directors will also be reimbursed for all out-of-pocket expenses incurred in their capacities as members of the board. We will also grant new independent directors 100,000 stock options at an exercise price equal to the then market value vesting over a three year period. We currently maintain directors and officers liability insurance coverage with an aggregate policy limit of $5,000,000.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information regarding beneficial ownership of our common stock as of October 22, 2013 held by (i) each of our directors and named executive officers; (ii) all directors and executive officers as a group; and (iii) any person (or group) who is known to GreenHunter to be the beneficial owner of more than 5% of any class of its common stock.

Unless otherwise specified, the address of each of the persons set forth is in care of GreenHunter Energy, Inc., 1048 Texan Trail, Grapevine, Texas 76051.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (8)
Common Stock	Gary C. Evans	18,533,612	(2)	51.0
Common Stock	Roy E. Easley	83,069	(3)	*
Common Stock	Julie E. Silcock	100,000	(4)	*
Common Stock	Ronald H. Walker	335,846	(5)	*
Common Stock	Jonathan D. Hoopes	423,851	(6)	1.2
Common Stock	Morgan F. Johnston	1,053,195	(7)	3.0
Common Stock	Ronald McClung	0		*
Common Stock	Investment Hunter, LLC	10,167,100	(2)	30.0
Common Stock	Evans Equities, LP	4,000,000	(2)	12.0
Common Stock	All officers and directors as a group (7 persons named above)	20,529,573		54.0%

*	Less than 1%.
(1)	Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed below has direct ownership of and sole voting power and investment power with respect to the shares of GreenHunter’s common stock.
(2)	Includes 10,167,100 shares held directly by Investment Hunter, LLC, 4,000,000 shares held directly by Evans Equities LP, and 11,800 shares held as custodian for his children. It also includes 250,000 common stock purchase warrants at an exercise price of $1.50, 250,000 common stock purchase warrants at an exercise price of $2.50, 352,000 common stock purchase options at an exercise price of $18.91 per share and 1,000,000 common stock purchase options at an exercise price of $1.96 and 666,666 common stock purchase options at an exercise price of $.90. Gary C. Evans is the manager of Investment Hunter, LLC and the general partner of Evans Equities LP and his children are the beneficial owners of each.
(3)	Includes 33,333 common stock purchase options at an exercise price of $1.65 per share.
(4)	Includes 25,000 common stock purchase warrants at an exercise price of $1.50, 25,000 common stock purchase warrants at an exercise price of $2.50

(5)	Includes 100,000 common stock purchase options at an exercise price of $10.00 per share and 100,000 common stock purchase options at an exercise price of $1.96 per share.
(6)	Includes 100,000 common stock purchase options at an exercise price of $1.41 per share and 266,666 common stock purchase options at an exercise price of $.90.
(7)	Includes 500,000 common stock purchase options at an exercise price of $5.00 per share, 110,000 common stock purchase options at an exercise price of $18.91 per share, 300,000 common stock purchase options at an exercise price of $1.96 per share, 100,000 common stock purchase options at an exercise price of $.90 per share, 33,333 common stock purchase options at an exercise price of $1.65 per share.
(8)	A total of 33,586,497 shares of GreenHunter Energy’s Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1). For each Beneficial Owner below, any options exercisable or securities convertible into common within 60 days have been included in the denominator.

Certain Relationships and Related Transactions, and Director Independence Transactions with Related Persons

Review, Approval or Ratification of Transactions with Related Persons

As provided by our audit committee charter, all related party transactions are to be reviewed and pre-approved by our audit committee. A “related party transaction” is defined to include any transaction or series of transactions exceeding $120,000 in which we are a participant and any related person has a material interest. Related persons would include our directors, executive officers (and immediate family members of our directors and executive officers), and persons controlling over five percent of our outstanding common stock. In determining whether to approve a related party transaction, the audit committee will generally evaluate the transaction in terms of the following:

•	The nature of the relationships among the parties;

•	The materiality of the transaction to the Company;

•	The availability of other sources for comparable products or services;

•	The terms available to unrelated third parties or to employees generally;

•	The related person’s interest in the transaction; and

•	The benefit of the transaction to the related person and to the Company.

Additionally, in cases of transactions in which a director or executive officer may have an interest, our board of directors also will evaluate the effect of the transaction on such individual’s willingness or ability to properly perform his or her duties at the Company.

The audit committee will then document its findings and conclusions in written minutes. In the event a transaction relates to a member of our audit committee, that member will not participate in the audit committee’s deliberations.

Transactions with Management and Others

On September 29, 2010 and December 30, 2010, we entered into a promissory note with Mr. Gary C. Evans, our Chairman, for $600,000 and $260,000, respectively, due on October 31, 2010 and January 1, 2011, respectively, at an interest rate of 10.0%. On May 6, 2011, we borrowed an additional $100,000 from our Chairman and the two existing promissory notes were combined into one promissory note with the additional borrowing and extended to December 31, 2011, with a total balance of $960,000. On June 21, 2011, $500,000 of the $960,000 principal balance of 10.0% promissory note due to our Chairman was converted into 250,000 units comprised of two shares of common stock and two common stock warrants that are immediately exercisable and expire on January 31, 2014, one with an exercise price of $1.50 and another with an exercise price of $2.50 per share at a price of $2.00 per unit.

We have also entered into an additional promissory note due to our Chairman for $570,000 due on December 31, 2011 at an interest rate of 14.0%. On November 28, 2011, the interest rate on the 10% promissory note was increased to 14.0%, retrospectively effective January 1, 2011. The promissory notes were also amended to provide Mr. Evans the right to convert the promissory notes into shares of our common stock with a conversion price equal to the closing price of the common stock on the day prior to his election to convert.

In 2011, we obtained accounting services (unrelated to those provided by our independent registered accounting firm) for a fee and provided office space and services for a fee to Magnum Hunter Resources Corporation, an entity for which our Chairman is a director, officer and major stockholder and of which one of our other directors, Ronald D. Ormand, is a director and officer. Also during 2011, we earned storage revenue for providing water storage tanks for lease to Triad Hunter, LLC, a wholly-owned subsidiary of Magnum Hunter Resources Corporation.

On October 13, 2011, we entered into an agreement to sell one of our office buildings in Grapevine, Texas, for $1.7 million to Magnum Hunter Resources Corporation. We recognized a gain of approximately $458 thousand on the sale of the building. A portion of the proceeds was used to reduce our note payable due November 30, 2017, by $1.4 million on the closing date.

On February 17, 2012, we closed on the acquisition of 100% of the equity ownership interest of Hunter Disposal, LLC, a former wholly owned subsidiary of Triad Hunter LLC. Triad Hunter LLC, is a wholly owned subsidiary of Magnum Hunter Resources Corporation. The terms and conditions of the equity purchase agreement between the parties were approved by the audit committee or an independent special committee for each party.

MANAGEMENT

Name	Age	Offices Held
Jonathan D. Hoopes	46	Interim CEO, President and COO
Morgan F. Johnston	53	Senior Vice President, General Counsel and Secretary
Ronald T. McClung	63	Senior Vice President and Chief Financial Officer
Kirk J. Trosclair	42	Executive Vice President – GreenHunter Water
Robert Sloan	36	Sr. VP Operations – GreenHunter Water
John Jack	42	V.P of Business Development and Operations – GreenHunter Water
Paul Falgoust	49	Director of Business Development and Operations/ Oklahoma – GreenHunter Water

Jonathan D. Hoopes – Interim CEO, President and COO

Mr. Hoopes has served as the President and Chief Operating Officer of the Company since October 1, 2009. Mr. Hoopes has served as the Interim CEO since January 2013. Mr. Hoopes is a fifteen-year veteran of Wall Street who has spent most of his professional career in the investment banking and financial services industry with a focus on the traditional and renewable energy sectors as well as the information technology sector. He has served in various capital markets, investment banking, and equity research roles at Goldman Sachs, Deutsche Bank, and UBS in London, Hong Kong and New York. Most recently, Mr. Hoopes served as Managing Director at Think Equity, LLC where he led two teams of research analysts in the alternative energy and technology sectors. Mr. Hoopes has also provided cross-border strategic advisory services to clients in the energy technology and renewable energy sectors. He holds an MBA in International Finance from the Wharton School and an MA in East Asian Studies from the University of Pennsylvania.

Morgan F. Johnston – Senior Vice President, General Counsel, and Secretary

Morgan F. Johnston has served as Senior Vice President, General Counsel and Secretary of the Company since March 1, 2007. From June 2005 until March 1, 2007, Mr. Johnston was a sole practitioner representing clients in corporate and securities law. He previously served as the Senior Vice President, General Counsel and Secretary of Magnum Hunter Resources, Inc. (MHR), a NYSE listed company, from January 1, 2003 to June of 2005. He served as MHR’s Vice President and General Counsel since April 1997 and also served as MHR’s Secretary since May 1996. Magnum Hunter Resources, Inc. was in the business of exploration and production of crude oil and natural gas.

Mr. Johnston was in private practice as a sole practitioner from May 1996 to April 1997, specializing in corporate and securities law. From February 1994 to May 1996, Mr. Johnston served as General Counsel for Millennia, Inc. and Digital Communications Technology Corporation, two MKT listed companies. He also previously served as securities counsel for Motel 6 L.P., an NYSE listed company. Mr. Johnston graduated cum laude from Texas Tech Law School in May 1986 and was also a member of the Texas Tech Law Review. He is licensed to practice law in the State of Texas.

Ronald McClung – Senior Vice President and Chief Financial Officer

Mr. McClung, who is a Certified Public Accountant (CPA), brings more than twenty-five years of both public and private company audit, treasury, risk management, SEC public company reporting, Sarbanes-Oxley compliance, due diligence and acquisition integration experience. Mr. McClung initiated his career as an audit manager while at public accounting firms KPMG and Robinson, Burdette, Martin & Cowan, LLP, and as a Corporate Controller while at Key Energy Services, Inc. and as a Chief Financial Officer at Basic Energy Services, Inc. Most of Mr. McClung’s experience has been in the oilfield service sector with companies that are heavily involved in both salt water disposal and trucking operations associated with this business. Most recently, Mr. McClung has served as Corporate Controller for Patterson-UTI Energy, Inc. – a land based oil and gas well drilling and pressure pumping services company. Mr. McClung earned a Bachelor of Accounting degree from Texas Tech University where he graduated Summa Cum Laude

Kirk J. Trosclair - Executive Vice President – GreenHunter Water

Kirk J. Trosclair presently serves as Executive Vice President of Green Hunter Water, a wholly owned subsidiary of GreenHunter Resources, Inc.; a (NYSE MKT: “GRH”) listed water resource company focusing on oil field water management and clean water technologies. Mr. Trosclair also serves as Senior Vice President of Equipment Services of Magnum Hunter Resources Corporation (NYSE “MHR”), a Houston based oil and gas exploration and production company specializing in unconventional resource plays in North America where he has held that position since February 2010. Mr. Trosclair brings more than 21 years of oil & gas service industry experience to Magnum Hunter Resources Corporation and Green Hunter Water. His background includes logistics, drilling, construction, and business development experience. Prior to joining Magnum Hunter Resources Corporation, Mr. Trosclair served as Director of Terminal Operations for GreenHunter Resources, Inc., from April 2007 through February 2010. Mr. Trosclair received his Business Administration and A.S. Petroleum Engineering Technology from Nicholls State University.

Robert W. Sloan III - Sr. VP Operations – GreenHunter Water

Mr. Sloan currently serves as Senior Vice President of Operations for GreenHunter Water. Prior to this role, Mr. Sloan provided GreenHunter Water with operations, development and acquisition related consulting since June 2011. Mr. Sloan brings more than a decade of operations and finance experience with high growth companies in the oil and gas industry serving as COO and CTO. He has facilitated acquisitions, divestures, and corporate development. Mr. Sloan received his BBA in Business Management from the University of Texas.

John Jack - V.P. of Business Development and Operations – GreenHunter Water

Mr. Jack serves as Vice President of Business Development at GreenHunter Water. Mr. Jack brings more than 22 years of management services to GreenHunter. His background includes environmental, construction, government contracts, fleet management and logistics and project development experience. Prior to GreenHunter, Mr. Jack was proprietor of five development companies after serving three years as Director of American Eagle – a government contractor. Mr. Jack graduated with a Bachelor of Science in Construction Management from the University of Washington and has a private pilot license.

Paul Falgoust - Director of Business Development and Operations/ Oklahoma – GreenHunter Water

Mr. Falgoust joined GreenHunter in May 2012 and currently serves as Director of Business Development and Operations for the Oklahoma Division of GreenHunter. Mr. Falgoust, brings more than 30 years experience with business development, pipeline and environmental experience. Mr. Falgoust studied business administration at Louisiana Tech University.

STOCKHOLDER’S PROPOSALS AND OTHER MATTERS

The Company’s management is not aware of any matters other than those set forth in this Proxy Statement which will be presented for action at the meeting. If any other matters should properly come before the meeting, the persons authorized under management’s proxies shall vote and act with respect thereto according to their best judgment.

Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in the year 2014 must be received by the Company by April 30, 2014, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. The Company will bear the cost of the solicitation of the Board of Directors’ proxies for the meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitations may be made in person or by telephone or telegraph by directors, officers and regular employees of the Company. No additional compensation will be paid to such individuals.

REVOCABLE PROXY

GREENHUNTER RESOURCES, INC.

1048 Texan Trail, Grapevine, TX 76051

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Gary C. Evans and Morgan F. Johnston, or either of them, with full power of substitution, proxies of the undersigned, with all the powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Annual Meeting of Stockholders of GreenHunter Resources, Inc., (the “Company”) to be held on Wednesday, December 18, 2013, at our corporate office located at 1048 Texan Trail, Grapevine, TX 76051 at 10:00 a.m., Central Daylight Time, and any and all adjournments or postponements thereof, with respect to the following matters described in the accompanying Proxy Statement and, in their discretion, on other matters which come before the meeting.

(1)	To elect two (2) Directors for a term of three (3) years or until their respective successors are duly qualified and elected;

☐  FOR     ☐  AGAINST     FOR ALL EXCEPT  ☐ (See instructions below.)

Nominees:

Class I: Jonathan D. Hoopes  ☐

Class I: Ronald H. Walker  ☐

Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark the box next to each nominee you wish to withhold, as shown here:  ☒

(2)	To ratify certain restricted stock grants to board members;

☐  FOR    ☐  AGAINST    ☐  ABSTAIN

(3)	To ratify the appointment of Hein & Associates as the Company’s independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 2013; and

☐  FOR     ☐  AGAINST    ☐  ABSTAIN

(4)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

☐  FOR     ☐  AGAINST    ☐  ABSTAIN

Your Board of Directors unanimously recommends a vote FOR the proposals set forth above

(Continued and to be signed on the reverse side)

(Continued from other side)

This Proxy will be voted at the Special Meeting or any adjournment or postponement thereof as specified. If no specifications are made, this Proxy will be voted FOR the proposals as set forth above. This Proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.

Date: , 2013

(Signature)

(Please print your name)

(Please sign name as fully and exactly as it appears opposite. When signing in a fiduciary or representative capacity, please give full title as such. When more than one owner, each owner should sign. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by an authorized person.)

PLEASE MARK, SIGN, DATE AND MAIL TO THE COMPANY

AT THE ADDRESS STATED ON THE RETURN ENVELOPE.